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                                                                   EXHIBIT 10.15

                                    SUPPLEMENTAL STOCK OPTION AGREEMENT dated as
                              of March 31, 1997 between PMT HOLDINGS, INC., a Delaware corporation (the "Company"), and ROBERT CROSS (the "Optionee").

          The Board of Directors of the Company (the "Board") has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's 1997 Stock Option Plan (the "Plan") to purchase that a number of Units set forth below, each unit consisting of one (1) share of Common Stock par value $.01 per share, of the Company and one (1) share of Series A Preferred Stock par value $.01 per share of the Company, on the terms and subject to the conditions set forth in this Agreement and the Plan.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

          SECTION 1.  THE PLAN.  The terms and provisions of the Plan are hereby
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incorporated into this Agreement as if set forth herein in their entirety.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

          SECTION 2.  OPTION; OPTION PRICE.  (a) On the terms and subject to the
                      --------------------
conditions of the Plan and this Agreement, the Optionee shall have the option (the "Option") to purchase up to 13,333.33 Units as adjusted pursuant to Section 4 (the "Option Units") at the price of $40.00 per Option Unit (the "Option Price") at the times and in the manner provided herein. Payment of the Option Price may be made in any manner set forth in Section 9(a) of the Plan. The Option is intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) Except as otherwise provided in Section 7(a) of the Plan and
Section 4 hereof, the Option shall be exercisable at any time on or after the date hereof during the Option Term, and the Option shall remain exercisable as to all Option Units until the expiration of the Option Term.

          SECTION 3.  TERM.  The term of the Option (the "Option Term") shall
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commence on the date hereof (the "Grant Date") and expire on the sixth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the
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terms of the Plan (including, without limitation, Section 7 of the Plan) or this
Agreement.

          SECTION 4.  REDUCTIONS TO OPTION UNITS.  If at any time prior to the
                      --------------------------
second anniversary of the Grant Date the Company decides to issue any option or options to acquire Units to any employee or consultant or prospective employee or consultant of the Company and such issuance is approved by any two of Optionee, Don C. Orris or Gerry Angeli, then the number of Option Units which the Optionee has the right to purchase hereunder shall be reduced by an amount equal to one-third of the number of Units which the Company proposes to issue to such employee or consultant and the Optionee shall forfeit any rights with respect thereto. Notwithstanding anything to the contrary contained in the foregoing sentence, the number of Option Units which the Optionee has the right to purchase hereunder shall not be reduced below 10,000. The Optionee acknowledges and agrees that (i) if Messrs. Orris and Angeli approve any issuance described in the first sentence of this Section 4 the number of Option Units may be reduced by the operation of this paragraph without Optionee's prior consent or approval, (ii) subject to the approval rights described above, the Board shall have the authority to issue such forfeited Units at a price and on terms determined by the Board, (iii) subject to the approval rights described above, one or more reductions to the Option Units may be made in accordance with this Section 4 and (iv) the Optionee may not exercise the Option with respect to 3,333.33 Units prior to the second anniversary of the Grant Date without the written consent of the Board (such Units being treated as ineligible Units for purposes hereof).

          SECTION 5.  RESTRICTION ON TRANSFER.  The Option may not be
                      -----------------------
transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 7 of the Plan and subject to any reductions made to the number of Option Units during such period pursuant to
Section 4, by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

          SECTION 6.  SALE OF THE COMPANY AFTER TERMINATION OF OPTION.  If the
                      -----------------------------------------------
Option is terminated pursuant to Section 7(a) (iii) of the Plan as a result of a Termination of Relationship by the Company without "Cause" and the Company consummates a Sale of the Company at any time during the one year period following the date that the Optionee ceases to be employed by the Company (the "Termination Date"), then the Optionee shall be entitled to receive, in connection with such Sale of the Company, an amount

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equal to the sum of (i) the per Unit consideration (payable in cash or such other property received in such Sale of the Company, at the Company's election) paid to holders of Units in connection therewith multiplied by the number of Eligible Option Units on the Termination Date less (ii) the exercise price
                                              ----
payable for such Eligible Option Units. For purposes hereof "Eligible Option Units" means the number of Option Units which the Optionee was entitled to purchase hereunder on the Termination Date less the amounts by which such Option Units would have been reduced pursuant to actions taken pursuant to Section 4 hereof after the Termination Date and on or prior to the date of a Sale of the Company.

          SECTION 7.  OPTIONEE'S EMPLOYMENT.  Nothing in the Option shall confer
                      ---------------------
upon the Optionee any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or its affiliates or stockholders, as the case may be, to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time.

          SECTION 8.  NOTICES.  All notices, claims, certificates, requests,
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demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

          (a)  if to the Company, to it at:

               PMT Holdings, Inc.
               c/o Eos Partners, L.P.
               320 Park Avenue, 22nd Floor
               New York, New York  10022
               Attention:  Douglas R. Korn
               Telecopier:  (212) 832-5805
               Telephone:   (212) 832-5800

          (b) if to the Optionee, to him addressed as set forth on the signature page hereto:


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following

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that on which the piece of mail containing such communication is posted.

          SECTION 9.  WAIVER OF BREACH.  The waiver by either party of a breach
                      ----------------
of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

          SECTION 10.  OPTIONEE'S UNDERTAKING.  The Optionee hereby agrees to
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take whatever additional actions and execute whatever additional documents the
Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

          SECTION 11.  MODIFICATION OF RIGHTS.  The rights of the Optionee are
                       ----------------------
subject to modification and termination in certain events as provided in this Agreement and the Plan; provided, however, that no amendment of the Plan or this
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Agreement that would materially adversely affect the rights of the Optionee under this Agreement shall be effective against the Optionee without his written consent.

          SECTION 12.  GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND
                       -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          SECTION 13.  COUNTERPARTS.  This Agreement may be executed in one or
                       ------------
more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

          SECTION 14.  ENTIRE AGREEMENT.  This Agreement and the Plan (and the
                       ----------------
other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

          SECTION 15.  SEVERABILITY.  It is the desire and intent of the parties
                       ------------
hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent

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jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 16.  WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
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CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY
RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE
LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER
THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.


                                   * * * * *

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          IN WITNESS WHEREOF, the parties hereto have executed this Supplemental
Stock Option Agreement as of the date first written above.


                                    PMT HOLDINGS, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    ----------------------------------
                                              ROBERT CROSS

                                    Address:
                                             -------------------------

                                             -------------------------
                                    Telecopier:
                                    Telephone:
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                          SCHEDULE A TO EXHIBIT 10.15

    The following agreements are substantially identical in all material respects (except for the named parties) to Exhibit 10.15:

    Supplemental Stock Option Agreement dated as of March 31, 1997 between the Company and Angeli.

    Supplemental Stock Option Agreement dated as of March 31, 1997 between the Company and Orris.